EXHIBIT 32.2

                Statement of Chief Financial Officer

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the undersigned Chief Financial Officer of SDG&E Funding LLC (the "Company") certifies that:

(i)	the Annual Report on Form 10-K of the Company filed with the
Securities and Exchange Commission for the year ended
December 31, 2003 (the "Annual Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Annual Report fairly
presents, in all material respects, the financial condition and results of operations of the Company.



March 15, 2004
                                           /s/ James P. Trent
                                          ______________________
                                           James P. Trent
                                           Chief Financial Officer